SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                 FORM 8-K/A
                             (Amendment No. 3)

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               April 9, 1998
                     (Date of earliest event reported)


                         AMERICAN TELECASTING, INC.
           (Exact name of Registrant as specified in its charter)

         Delaware              0-23008              541486988
         (State of       (Commission File No.)    (IRS Employer
         Incorporation)                           Identification No.)

                             5575 Tech Center Drive
                                 Suite 300
                         Colorado Springs, Colorado
                  (Address of principal executive offices)

                                   80919
                                 (zip code)

                               (719) 260-5533
            (Registrant's telephone number, including area code)

                     Exhibit Index is located on Page 5


                                INTRODUCTION

           This Amendment No. 3 to Form 8-K Current Report is being filed on behalf of American Telecasting, Inc. (the "Company") to amend the Form 8-K Current Report filed originally by the Company on April 9, 1998, and amended by Amendment No. 1 to Form 8-K Current Report filed on April 23, 1998, and Amendment No. 2 to Form 8-K Current Report filed on April 29, 1998, which relates to the Offer to Purchase and Consent Solicitation Statement dated April 9, 1998 (the "Statement"), as amended and supplemented by the Supplement thereto, dated April 22, 1998 (the "Supplement"), and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") and, together with the Statement, the "Offer") with respect to the offer by the Company to purchase for cash a portion of its Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Notes") from Holders (as defined in the related Indentures) thereof, at a cash price in the case of the 2004 Notes equal to $255 per $1,000 principal amount at maturity of the Notes purchased and in the case of the 2005 Notes equal to $225 per $1,000 principal amount at maturity of the Notes purchased.


 Item 5.        Other Events.

           Item 5 is hereby amended and supplemented by the following:

           On May 8, 1998, the Company announced that approximately $95.3 million aggregate principal amount at maturity of its outstanding 2004 Notes and approximately $137.3 million aggregate principal amount at maturity of its outstanding 2005 Notes had been tendered pursuant to the Offer. The Offer expired at 12:00 midnight, New York City time, on Thursday, May 7, 1998.

           The maximum aggregate amount of cash available for the purchase of Notes pursuant to the Offer is $17.5 million. Because the Offer consideration required to purchase all Notes tendered pursuant to the Offer exceeds $17.5 million, all tenders will be prorated to the extent necessary to limit the aggregate Offer consideration to $17.5 million as described in the Statement that was previously sent to holders of the Notes. It is anticipated that 31.7% of Notes tendered pursuant to the Offer will be purchased by the Company. The Company will make payment for Notes purchased pursuant to the Offer within two business days after the completion of such proration procedures. All tendered Notes not purchased pursuant to the Offer because of proration will be returned, without expense, to the tendering holder promptly (or, in the case of Notes tendered by book-entry transfer into the depositary's account at a book-entry transfer facility, such Notes will be credited to the account maintained at such book-entry transfer facility from which such Notes were delivered).

           After giving effect to the Offer, approximately $166.7 million aggregate principal amount at maturity of 2004 Notes and approximately $158.2 million aggregate principal amount at maturity of 2005 Notes remain outstanding.

           Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

           Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits

           99(a)     Press Release, dated May, 8, 1998, by
                     American Telecasting, Inc.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, American Telecasting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          AMERICAN TELECASTING, INC.


                          By:  /s/ DAVID SENTMAN
                               _______________________________
                          Name:  David Sentman
                          Title: Senior Vice President and Chief Financial
                                 Officer



 Date:  May 8, 1998

                               EXHIBIT INDEX


 Exhibit No.


   99(a)     Press Release, dated May 8, 1998, by American
             Telecasting, Inc.